Exhibit 99.3

Description of debentures

We will issue the debentures under an indenture to be dated as of March 19, 2004, among us, as issuer, CapitalSource Holdings LLC (“Holdings”) and CapitalSource Finance LLC (“Finance”), as guarantors, and U.S. Bank National Association, as trustee. The debentures and the shares of common stock issuable upon conversion of the debentures will be covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.

The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this offering memorandum by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.

As used in this “Description of debentures” section, references to “CapitalSource,” “we,” “our” or “us” refer solely to CapitalSource Inc. and not to our subsidiaries.

General

The debentures will mature on March 15, 2034 unless earlier converted, redeemed or repurchased. You have the option, subject to fulfillment of certain conditions and our cash payment election and during the periods described below, to convert your debentures into shares of our common stock at an initial conversion rate of 32.8952 shares of common stock per $1,000 principal amount of debentures. This is equivalent to an initial conversion price of approximately $30.40 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon conversion of a debenture and subject to our cash payment election, you will receive only shares of our common stock and a cash payment to account for any fractional share. See “—Conversion rights—Payment upon conversion.” You will not receive any cash payment for interest, if any (or additional amounts, if any), accrued and unpaid to the conversion date except under the limited circumstances described below.

If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

The debentures will be issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a debenture” or “each debenture” in this offering memorandum refer to $1,000 principal amount of the debentures. The debentures will be limited to $225,000,000 aggregate principal amount, or $250,000,000 aggregate principal amount if the initial purchasers’ option is fully exercised.

The indenture does not limit the amount of debt that may be incurred by us or any of our subsidiaries.

As used in this offering memorandum, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

When we refer to “common stock,” we mean the common stock, par value $0.01 per share, of CapitalSource Inc., which is the only outstanding class of our capital stock.

Description of the guarantees

Our wholly owned subsidiaries, Holdings and Finance, will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures in accordance with the terms of such guarantees and the indenture.

Ranking

The debentures will be direct, unsecured and unsubordinated obligations of CapitalSource. The debentures will rank equal in priority with all of the future unsecured and unsubordinated indebtedness of CapitalSource and senior in right of payment to all future subordinated indebtedness of CapitalSource. Holdings and Finance, our wholly owned subsidiaries, will fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures. The guarantees will be unsecured and unsubordinated obligations of Holdings and Finance and will rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of Holdings and Finance. The debentures and guarantees will effectively rank junior to any existing and future secured indebtedness of CapitalSource, Holdings or Finance to the extent of the assets securing such indebtedness and any existing and future indebtedness of our subsidiaries other than Holdings and Finance.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the debentures. The trustee’s claims for these payments will generally be senior to those of holders of the debentures in respect of all funds collected or held by the trustee.

Our subsidiaries are separate and distinct legal entities and, other than the obligations of Holdings and Finance under the guarantees, have no obligation, contingent or otherwise, to make payments on the debentures or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions. Substantially all of the loans that we have not securitized in our term debt transactions secure the credit facilities and repurchase agreements of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, these assets will be available to pay the obligations of the debentures only after all such secured debt has been repaid in full. In addition, the assets of our subsidiaries other than Holdings and Finance will not be available to pay the obligations on the debentures until all of the indebtedness and other liabilities of such subsidiaries are satisfied. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the debentures then outstanding. As of December 31, 2003, we and our subsidiaries had senior debt of $1,669.7 million, all of which was secured.

Interest

The debentures will bear interest at a rate of 1.25% per annum until March 15, 2009. Interest (including additional amounts, if any) will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2004 and ending on March 15, 2009. After March 15, 2009, we will not pay interest on the debentures.

Interest on a debenture (including additional amounts, if any) will be paid to the person in whose name the debenture is registered at the close of business on the March 1 or September 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from March 19, 2004 or from the most recent date to which interest has been paid or duly provided for until March 15, 2009.

Optional redemption by us

No sinking fund is provided for the debentures. Prior to March 15, 2009, the debentures will not be redeemable. On or after March 15, 2009, we may redeem the debentures in whole or in part at any time for a redemption price in cash equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, (including additional amounts, if any) to but excluding the redemption date.

If the redemption date is an interest payment date, interest (including additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of debentures to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those debentures or portions of debentures called for redemption.

If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debenture for partial redemption and you convert a portion of the same debenture, the converted portion will be deemed to be from the portion selected for redemption.

We may not redeem the debentures if we have failed to pay any interest (including additional amounts, if any) on the debentures when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the debentures.

Conversion rights

Subject to the conditions and during the periods described below, you may convert each of your debentures into shares of our common stock initially at a conversion rate of 32.8952 shares of common stock per $1,000 principal amount of debentures (equivalent to an initial conversion price of approximately $30.40 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. You may convert fewer than all of your debentures so long as the debentures converted are an integral multiple of $1,000 principal amount.

Upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash as described below.

You may convert your debentures into shares of our common stock only in the following circumstances, which are described in more detail below, and to the following extent:

•	in whole or in part, upon satisfaction of the market price condition;

•	in whole or in part, upon satisfaction of the trading price condition;

•	if any of your debentures are called for redemption, those debentures that have been so called; or

•	in whole or in part, upon the occurrence of specified corporate transactions.

If we call your debentures for redemption, you may convert the debentures only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a debenture as described under either “—Repurchase of debentures by us at the option of the holder” or “—Repurchase of debentures by us at the option of the holder upon a fundamental change,” you may not surrender that debenture for conversion until you have withdrawn the repurchase election in accordance with the indenture.

Upon conversion, you will not receive any cash payment of interest (including additional amounts, if any) unless such conversion occurs between a regular record date and the interest payment date to which it relates. However, you may not be able to retain such amounts because, subject to certain exceptions described below, debentures surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest (including additional amounts, if any) payable on the debentures so converted. We will not issue fractional common shares upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the full number of shares of our common stock into which a debenture is convertible, together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the debenture; and

•	accrued but unpaid interest, if any (including additional amounts, if any), to but excluding the conversion date.

As a result, accrued but unpaid interest, if any (including additional amounts, if any), to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see “Certain United States federal income tax considerations.”

Notwithstanding the preceding paragraph, if debentures are converted after the close of business on a record date, holders of such debentures at the close of business on the record date will receive the interest (including additional amounts, if any) payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Debentures, upon surrender for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest (including additional amounts, if any) payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if we have specified a redemption date following a fundamental change that is after a record date and on or prior to the next interest payment date or (3) to the extent of any overdue interest (including any additional amounts) if any overdue interest exists at the time of conversion with respect to such debenture.

If you convert debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

Conversion procedures

To convert your debenture into common stock you must do the following:

•	complete and manually sign the conversion notice on the back of the debenture, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

The date you comply with these requirements is the conversion date under the indenture. The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global debenture. You will not be entitled to any rights as a holder of our common stock until any conversion is effective, assuming we do not elect to pay the conversion price in cash.

The conversion agent will, on your behalf, convert the debentures into shares of our common stock, to the extent we elect to satisfy our conversion obligation in common stock. See “—Payment upon conversion.” You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

Payment upon conversion

Following receipt of your conversion notice, we may choose to deliver cash in lieu of shares of our common stock, as described below.

(1) Conversion on or prior to the final notice date. In the event that we receive your notice of conversion and supporting documentation on or prior to the day that is 20 days prior to maturity or, with respect to debentures being redeemed, the applicable redemption date (the “final notice date”), the following procedures will apply:

If we elect to satisfy all of our obligation (the “conversion obligation”) in cash, we will notify you through the trustee of such election at any time on or before the date that is five business days following receipt of your notice of conversion (“cash settlement notice period”). If we timely elect to pay cash for the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (“conversion retraction period”); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash or shares) will occur on the business day following the final day of the seven consecutive trading day period beginning on the day after the final day of the conversion retraction period (the “cash settlement averaging period”). Settlement amounts will be computed as follows:

•	If we elect to satisfy the conversion obligation in shares of common stock, we will deliver to you a number of shares equal to (1) the aggregate principal amount of debentures to be converted divided by 1,000 multiplied by (2) the applicable conversion rate.

•	If we elect to satisfy the conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

•	a number equal to (1) the aggregate principal amount of debentures to be converted divided by 1,000 multiplied by (2) the conversion rate and

•	the average of the last reported sale prices of our common stock during the cash settlement averaging period.

In addition, if we elect to satisfy our obligation in shares of common stock, we will pay cash for all fractional shares of common stock as described above.

(2) Conversion after the final notice date. In the event that we receive your notice of conversion after the final notice date, we will not send individual notices of our election to satisfy the conversion obligation in cash. Instead, if we choose to satisfy the conversion obligation in cash, we will send a single notice to the trustee to such effect at any time on or before the final notice date. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “—Conversion on or prior to the final notice date” except that the “cash settlement averaging period” shall be the five consecutive trading days ending on the third trading day prior to the conversion date and settlement (in cash or shares) will occur on the third business day following the conversion date.

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

(3) Conversion after irrevocable election to pay principal in cash. At any time prior to maturity, we may irrevocably elect, in our sole discretion without the consent of the holders of the debentures, by notice to the trustee and the holders of the debentures to satisfy in cash 100% of the principal amount of the debentures converted after the date of such election. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “—Conversion on or prior to the final notice date” and “—Conversion after the final notice date,” as applicable.

Conversion upon satisfaction of market price condition

You may surrender your debentures for conversion into our common stock in any calendar quarter commencing after March 31, 2004 and before the business day immediately prior to the maturity of the debentures (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the New York Stock Exchange, or such other principal U.S. national or regional securities exchange on which our common stock is traded, or if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. The last reported sales price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the price determined in good faith by our Board of Directors.

Conversion upon satisfaction of trading price condition

You may surrender your debentures for conversion into shares of our common stock during the five consecutive business day period after any five consecutive trading day period in which the “trading price” per debenture, as determined following a request by a holder of debentures in accordance with the procedures described below, for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period (the “98% Trading Exception”); provided, however, that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after March 15, 2029, the last reported sale price of our common stock on the trading day before the conversion date is greater than 100% of the applicable conversion price, then holders surrendering debentures for conversion will receive, in lieu of shares of our common stock based on the then applicable conversion rate, shares of common stock with a value equal to the principal amount of the debentures being converted (a “principal value conversion”). Shares of our common stock delivered upon a principal value conversion will be valued at the greater of the applicable conversion price on the eighth day prior to the conversion date and the last reported sale price on the conversion date. We will deliver shares of our common stock upon a principal value conversion no later than the third business day following the determination of the last reported sale price.

The “trading price” of a debenture on any date of determination shall be determined by us and shall be the average of the secondary market bid quotations per debenture obtained by the bid solicitation agent for $5,000,000 aggregate principal amount of debentures at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

•	at least three such bids are not obtained by the bid solicitation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of debentures as of such determination date,

then the trading price for such determination date will equal (1) the applicable conversion rate of the debentures as of such determination date multiplied by (2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on such determination date.

The bid solicitation agent initially will be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the debentures.

In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per debenture would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price per debenture is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

Conversion upon notice of redemption

If we call any or all of the debentures for redemption, you may convert any of your debentures that have been called for redemption into our common stock at any time prior to the close of business on the second business day prior to the redemption date. If you have already submitted a debenture for repurchase on a repurchase date, you may not surrender that debenture for conversion until you have withdrawn your repurchase election in accordance with the indenture.

Conversion upon specified corporate transactions

If we elect to:

•	distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all holders of our common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 5% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, we must notify holders of the debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange, in each case pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its debentures as described under “—Repurchase of debentures by us at the option of the holder upon a fundamental change.”

Conversion rate adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate in any of the transactions described below.

(1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR 0 ×	OS’ OS 0

where,

CR0 = the conversion rate in effect immediately prior to such event

CR’ = the conversion rate in effect immediately after such event

OS0 = the number of our shares of common stock outstanding immediately prior to such event

OS’ = the number of our shares of common stock outstanding immediately after such event

(2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the last reported sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR 0 ×	OS 0 + X OS 0 + Y

where,

CR0 = the conversion rate in effect immediately prior to such event

CR’ = the conversion rate in effect immediately after such event

OS0 = the number of shares of our common stock outstanding immediately prior to such event

X = the total number of shares of our common stock issuable pursuant to such rights

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to the issuance of such rights

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

•	dividends or distributions paid exclusively in cash referred to in clause (4) below;

then the conversion rate will be adjusted based on the following formula:

CR’ = CR 0 ×	SP 0 SP 0 - FMV

where,

CR0 = the conversion rate in effect immediately prior to such distribution

CR’ = the conversion rate in effect immediately after such distribution

SP0 = the average of the last reported sale prices of our common stock for the ten days prior to the business day immediately preceding the ex-dividend date with respect to such distribution

FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

(4) If we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR 0 ×	SP 0 SP 0 - C

where,

CR0 = the conversion rate in effect immediately prior to the record date for such distribution

CR’ = the conversion rate in effect immediately after the record date for such distribution

SP0 = the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to such distribution

C = the amount in cash per share we distribute to holders of our common stock

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR 0 ×	AC + (SP’ × OS’) OS 0 × SP1

where,

CR0 = the conversion rate in effect on the date such tender or exchange offer expires

CR’ = the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer

OS0 = the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires

OS’ = the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires

SP’ = the average of the last reported sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires

If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

In the event of:

•	any reclassification of our common stock, or

•	a consolidation, merger or combination involving us, or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, holders of debentures will generally be entitled thereafter to convert their debentures into the same type of consideration received by holders of our common stock immediately prior to one of these types of event.

We are permitted to increase the conversion rate of the debentures by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. For discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the debentures, see “Material United States federal income tax considerations— Tax consequences to United States holders— Constructive dividends.”

Holders of debentures will receive, upon conversion of debentures, in addition to shares of our common stock, if we adopt, or subsequently amend, a rights plan while debentures remain outstanding, the rights under that rights plan as so adopted or amended unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or other assets or property described in clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any (including additional amounts, if any).

Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

No adjustment in the applicable conversion rate will be required until the earlier of (1) such time as we provide notice to holders of our intention to redeem the debentures or (2) such time as the adjustment would require an increase of at least 1% of the applicable conversion rate. If an adjustment is not made because the adjustment would not change the applicable conversion rate by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

In the event of:

•	a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate or

•	an increase in the conversion rate at our discretion,

the holders of the debentures may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In addition, non-US holders of debentures in certain circumstances may be deemed to have received a distribution subject to United States federal withholding tax requirements. See “Material United States federal income tax considerations—Tax consequences to United States holders—Constructive dividends” and “—Tax consequences to non-United States holders—Debentures.”

Repurchase of debentures by us at the option of the holder

You have the right to require us to repurchase all or a portion of your debentures for cash on March 15, 2009, March 15, 2014, March 15, 2019, March 15, 2024 and March 15, 2029 (each, a “repurchase date”).

We will be required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation will be subject to certain additional conditions described below.

The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased plus any accrued and unpaid interest, if any (including additional amounts, if any), to but excluding the repurchase date.

On or before the 20th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that holders must follow to require us to repurchase their debentures.

Your notice electing to require us to repurchase debentures must state:

•	if certificated debentures have been issued, the debenture certificate numbers;

•	the portion of the principal amount of debentures to be repurchased, which must be in integral multiples of $1,000; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

If your debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

No debentures may be repurchased at the option of holders if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the repurchase price of the debentures.

You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

•	the principal amount of the withdrawn debentures;

•	if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If your debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

To receive payment of the repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture.

If the paying agent holds money sufficient to pay the repurchase price of the debentures on the repurchase date, then, on and after the business day following such date:

•	the debentures will cease to be outstanding and interest (including additional amounts, if any) will have ceased to accrue (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the debentures).

We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

Repurchase of debentures by us at the option of the holder upon a fundamental change

If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash any or all of your debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The repurchase price we are required to pay is equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest, if any (including additional amounts, if any), to but excluding the repurchase date.

A “fundamental change” will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

•	consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change; or

•	our common stock or other common stock into which the debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States.

A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

•	the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the debentures immediately before the fundamental change or the public announcement thereof; or

•	at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated

Quotation System or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of the above paragraph the term “capital stock” of any person means any and all shares (including ordinary shares or American Depository Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the debentures with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their debentures.

To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the debentures duly completed, to the paying agent. Your repurchase election must state:

•	if certificated, the certificate numbers of your debentures to be delivered for repurchase;

•	the portion of the principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn debentures;

•	if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

We will be required to repurchase the debentures no later than 30 business days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the debentures on the fundamental change repurchase date, then on the business day following such date:

•	the debentures will cease to be outstanding and interest (including additional amounts, if any) will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the debentures).

If a fundamental change occurs, as described above, instead of paying the repurchase price in cash we may elect to pay the repurchase price in shares of our common stock, or, in the case of a merger in which we are not the surviving corporation, common stock or American Depository Shares of the surviving corporation or its direct or indirect parent corporation, at our option. The number of shares of the applicable common stock or securities you will receive will equal the amount of the repurchase price divided by 98% of the average last reported sale prices of the applicable common stock or securities for the five consecutive trading days immediately preceding the second business day immediately preceding the fundamental change repurchase date. However, we may not pay the repurchase price in the applicable common stock or securities unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

•	registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

•	qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association.

If the paying agent holds money and/or applicable stock sufficient to pay the fundamental change repurchase price of the debentures on the fundamental change repurchase date, then:

•	the debentures will cease to be outstanding and interest (including additional amounts, if any) will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

•	all your other rights as a holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest (including additional amounts, if any) upon delivery or transfer of the debentures).

We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of debentures upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

The rights of the holders to require us to repurchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

No debentures may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the fundamental change repurchase price of the debentures.

The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See, “Risk factors— Risks related to the debentures and our common stock— We may be unable to repay or repurchase the debentures or our other indebtedness.” If we fail to repurchase the debentures when required following a fundamental change, we will be in default under the indenture. In addition we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Merger and sale of assets by us

The indenture will provide that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor person assumes all of our obligations under the debentures and the indenture;

•	immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

Events of default; notice and waiver

The following will be events of default under the indenture:

•	we fail to pay principal of the debentures when due at maturity or otherwise;

•	we fail to pay any interest (including additional amounts, if any) on the debentures when due and such failure continues for a period of 30 days;

•	we fail to provide notice of the occurrence of a fundamental change on a timely basis;

•	we default in our obligation to convert the debentures into shares of our common stock or cash upon exercise of a holder’s conversion right and such default continues for a period of 10 days;

•	we default in our obligation to repurchase the debentures at the option of a holder upon a fundamental change or on any other repurchase date;

•	we default in our obligation to redeem the debentures after we have exercised our option to redeem;

•	we fail to perform or observe any of the other covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in principal amount of the outstanding debentures;

•	there occurs an event of default with respect to our or any of our significant subsidiaries’ within the meaning of Regulation S-X promulgated under the Securities Act indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

•	shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 60 days after the date of such acceleration; or

•	shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);

•	any final judgment or judgments for the payment of money in excess of $25.0 million shall be rendered against us and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

•	certain events involving our bankruptcy, insolvency or reorganization.

The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including additional amounts, if any) on the debentures. However,

the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal and accrued and unpaid interest, if any (including additional amounts, if any), on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal and accrued and unpaid interest (including additional amounts, if any) on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest (including additional amounts, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including additional amounts, if any) on the debentures, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and waiver

The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures). However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

•	extend the fixed maturity of any debenture;

•	reduce the rate or extend the time for payment of interest (including additional amounts, if any) on any debenture;

•	reduce the principal amount of any debenture;

•	reduce any amount payable upon redemption or repurchase of any debenture;

•	affect our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

•	affect our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

•	affect our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

•	impair the right of a holder to institute suit for payment on any debenture;

•	change the currency in which any debenture is payable;

•	impair the right of a holder to convert any debenture or reduce the number of common shares, the amount of cash or the amount of any other property receivable upon conversion;

•	reduce the quorum or voting requirements under the indenture;

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

•	reduce the percentage of debentures required for consent to any modification of the indenture.

We and the trustee are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures, including to:

•	secure any debentures;

•	evidence the assumption of our obligations by a successor person;

•	add covenants or events of default for the benefit of the holders of debentures or surrender any power conferred upon us;

•	cure any ambiguity or correct any error in the indenture;

•	establish the forms or terms of the debentures;

•	evidence the acceptance of appointment by a successor trustee;

•	increase the conversion rate;

•	facilitate the discharge of the debentures;

•	facilitate the registration of the debentures;

•	qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

•	make other changes to the indenture or forms or terms of the debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the debentures.

Calculations in respect of debentures

We will be responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the debentures, the amount of accrued interest (including additional amounts, if any) payable on the debentures and the conversion price of the debentures. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

Information concerning the trustee

We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Governing law

The debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, denomination, exchange, registration and transfer

The debentures will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and paying agent

We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Notices

Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Rule 144A information request

We will furnish to the holders or beneficial holders of the debentures or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4)

under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Satisfaction and discharge

The indenture will generally cease to be of any further effect with respect to the debentures, if:

•	we have delivered to the trustee for cancellation all outstanding debentures (with certain limited exceptions) or

•	all debentures not previously delivered to the trustee for cancellation have become due and payable, whether at the maturity date, any redemption date or any repurchase date (including upon the occurrence of a fundamental change), or upon conversion or otherwise, and we have deposited with the trustee an amount (including our common stock, as applicable) sufficient to pay all of the outstanding debentures,

•	and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Registration rights

We will enter into a registration rights agreement with the initial purchasers pursuant to which we will agree for the benefit of the holders of the debentures and the common stock issuable upon conversion of the debentures that we will, at our cost:

•	no later than the 195th day after the original date of issuance of the debentures, file a shelf registration statement covering resales of the debentures and the common stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 285 days after the original date of issuance of the debentures; and

•	use our best efforts to keep the shelf registration statement effective until such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any such suspension period shall not exceed an aggregate of 90 days in any 12-month period. In addition, holders will be unable to use the registration statement if we have filed a post-effective amendment to the registration statement for the purpose of adding holders to the registration statement until the post-effective amendment is declared effective, and this inability will not be subject to the 90-day limit referred to above or the payment of additional amounts discussed below.

We will pay predetermined additional amounts to holders of debentures and holders of common stock issued upon conversion of the debentures if the shelf registration statement is not timely filed or made effective as described above or if the prospectus is unavailable for periods in excess of those permitted above. Those additional amounts will accrue until a failure to file or become effective or unavailability is cured, in respect of any debentures required to bear the legend set forth in “Transfer restrictions,” at a rate equal to 0.25% per annum of the outstanding principal amount thereof for the first 90 days after the occurrence of the event and 0.50% per annum of the outstanding principal amount thereof after the first 90 days.

The additional amounts will accrue from and including the date on which the registration default occurs to but excluding the date on which all registration defaults have been cured. We will have no other liabilities for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the debentures may be entitled to equitable relief, including injunction and specific performance.

A holder who elects to sell securities pursuant to the shelf registration statement will be required to:

•	be named as a selling securityholder in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the debentures and common stock issued upon conversion of the debentures in accordance with the terms and conditions of the registration rights agreement.

Under the terms of the registration rights agreement, our consent is required for the holders to be able to effect resales through an underwritten public offering of the common stock issued or issuable upon conversion of the debentures. We are not obligated to give such consent. If, however, we were to consent to permit resales in an underwritten public offering, the rights of the holders of the common stock issued or issuable upon conversion of the debentures to sell their shares are subject to cut-back rights in favor of certain of our existing shareholders, including members of our management, under the terms of the Amended and Restated Registration Rights Agreement that we entered into in August 2002 with such existing shareholders. For a description of the terms of the Amended and Restated Registration Rights Agreement, see “Shares eligible for future sales— Shareholder registration rights.”

The plan of distribution of the shelf registration statement will permit resales of registrable securities by selling securityholders though brokers and dealers.

We will give notice to all holders of the filing and effectiveness of the shelf registration statement. Attached as Annex A to this offering memorandum is a form of notice and questionnaire to be completed and delivered by a holder interested in selling its debentures or common stock pursuant to the shelf registration statement. In order to be named as a selling securityholder in the prospectus at the time of effectiveness of the shelf registration statement, you must complete and deliver the questionnaire to us on or prior to the effectiveness of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request following the effectiveness, we will, within 20 business days of receipt, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such debentures or shares of common stock, subject to our right to suspend the use of the prospectus and provided that we will not be obligated to file more than one post-effective amendment to the registration statement in any fiscal quarter. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 75 days of the filing. If you do not timely complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling securityholder in the prospectus and will not be permitted to sell your securities pursuant to the shelf registration statement or be entitled to additional amounts.

We will also agree to register shares of our common stock issuable upon conversion of the debentures to the extent necessary to permit such shares to be freely tradable under the Securities Act by holders who are not affiliates of us.

Book-entry system

Debentures will be evidenced by one or more global debentures. We will deposit the global debenture or debentures with DTC and register the global debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global debenture.

We will pay interest, if any, (including additional amounts, if any) on, and the redemption price and the repurchase price of, a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, DTC has ceased to be a clearing agency registered under the Exchange Act or an event of default has occurred and is continuing, we will issue debentures in certificated form in exchange for global debentures. In addition, beneficial interests in a global debenture may be exchanged for certificated debentures upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary. We may at any time and in our sole discretion determine not to have debentures represented by global debentures and in such event will issue certificates in definitive form in exchange for the global debentures.

Restrictions on transfer, legends

The debentures will be subject to transfer restrictions as described below under “Transfer restrictions” and certificates for the debentures will bear a legend to this effect.